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                                                                     EXHIBIT 4.1


                            2002 COMPENSATION PLAN I

         THIS COMPENSATION PLAN is adopted this 12th day of February, 2002, by SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC., a Nevada corporation with its principal place of business being located at 32921 Calle Perfecto, San Juan Capistrano, California 92675

                                   WITNESSETH:

         WHEREAS, the Board of Directors (the "Board") of SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC., (the "Company") has determined that it would be desirable and in the best interest of the Company to grant certain consultants and advisors, as well as certain employees, the opportunity to purchase stock in the Company; and

         WHEREAS, the Board believes that it is desirable and in the best interest of the Company to grant certain consultants, advisors and employees stock options from time to time, which options are not intended to qualify as Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, the Board hereby adopts this 2002 COMPENSATION PLAN I (the "Plan").

1.00              EFFECTIVE DATE AND TERMINATION OF PLAN

                  The effective date of the Plan is February 12, 2002, which is the day the Plan was adopted by the Board. The Plan will terminate on the earlier of the date of the full issuance of all common stock of the Company allocated under the Plan, whether directly or by exercise of option, or ten years from the date thereof, whichever is earlier.

2.00              ADMINISTRATION OF PLAN

                  The Plan shall be administered by the Board, which may adopt such rules and regulations for the administration of the Plan as it may deem necessary or appropriate, or may be administered by a Compensation Committee to be appointed by the Board, which Committee shall have such composition and duties as the Board may from time to time determine.

                  Subject to the express provisions of this Plan, the Board or Compensation Committee, as applicable, shall have plenary authority, in its sole discretion:

                  (i) To determine the time or times at which, and the advisors, consultants and employees (including, but not limited to, advisors, consultants and employees who serve as officers or


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         directors) of the Company or any parent or subsidiaries of the Company to whom, options and stock shall be awarded under this Plan;

                  (ii) To determine, as the case may be, the Stock Option Price (as defined herein) of, and the number of shares of Stock (as defined herein) to be covered by, options granted under this Plan;

                  (iii) To determine the number of shares of Stock to be covered by awards of stock under this Plan;

                  (iv) To determine the time or times at which each option granted under this Plan may be exercised, including whether an option may be exercised in whole or in installments;

                  (vi) To establish the terms of the restrictions applicable to any stock awarded hereunder, and to determine the time or times at which any such restrictions shall lapse;

                  (vi) To interpret this Plan and to prescribe, amend and rescind rules and regulations relating to it; and

                  (vii) To make all other determinations which the Board or Compensation Committee, as applicable, shall deem necessary or advisable for the administration of this Plan.

3.00              ELIGIBILITY TO PARTICIPATE IN THE PLAN

                  3.01 Subject to the provisions of the Plan, the Board or its designee shall determine and designate from time to time those consultants, advisors, and employees of the Company, or consultants, advisors, and employees of a parent or subsidiary corporation of the Company (the "Plan Participants"), to whom shares are to be issued and/or options are to be granted hereunder and the number of shares granted and/or to be optioned from time to such Plan Participant. In determining the eligibility of a Plan Participant to receive shares or an option, as well as in determining the number of shares to be issued and/or optioned to such Plan Participant, the Board, or its designee, shall consider the nature and value to the Company of the services which have been rendered to the Company and such other factors as the Board, or its designee, may deem relevant.

                  3.02 To be eligible to be selected to receive an option, a Plan Participant must be a consultant, advisor or an employee of the Company or a consultant, advisor, or an employee of a parent or subsidiary Corporation of the Company. The grant of each option shall be confirmed by a Stock Option Agreement which shall be executed by the Company and the optionee as promptly as practicable after such grant. More than one option may be granted to a Plan Participant.

                  3.03 An option may be granted to a Plan Participant eligible hereunder regardless of his previous stockholdings.


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                  3.04 The purchase price of each of the shares of Stock subject to a Stock Option (the "Stock Option Price") shall be a stated price which is not less than the Fair market value of such share of Stock, determined in accordance with Section 5.00 of this Plan, or the par value of such share if greater, as of the date the Stock Option is granted; provided, however, that the Board or the Compensation Committee, as applicable, may, in its discretion, grant Stock Options with a per share exercise price on the date of grant that is above or below the Fair market value of a share of Stock, determined in accordance with Section 5.00 of this Plan, but in no event less than the greater of the par value of such share of Stock or fifty percent (50%) of such Fair market value.

4.00              NUMBER OF SHARES SUBJECT TO THE PLAN

                  4.01. Except as provided in Section 10.00 below, the number of shares which may at any time be made subject to options, or which may be issued upon the exercise of options granted under this Plan, or made subject to grants of stock hereunder, shall be limited to 300,000 shares of the common stock, $.001 par value, of the Company (the "Stock"). The shares reserved for issuance pursuant to this Plan may consist either of authorized but previously unissued shares of Stock, or of issued shares of Stock which have been reacquired by the Company, as determined from time to time by the Board of Directors.

         Except as otherwise provided in Section 10.00 of this Plan, if any option granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full, or any stock awarded hereunder is forfeited for any reason, the shares of Stock allocable to the unexercised portion of such option, or to the forfeited portion of such stock award, may again be made subject to an option or stock award under this Plan within the limits and under the terms set forth in Article 3.00 hereof.

5.00              FAIR MARKET VALUE  OF COMMON SHARES

                  5.01. Except as provided in Section 5.02 below, for the purposes of this Plan, the fair market value of a share of stock of the Company shall be determined as follows: (i) if on the date as of which such determination is made the class of stock being valued is admitted to trading on a national securities exchange or exchanges or transaction reporting system for which actual sale prices are regularly reported, or actual sales prices are otherwise regularly published for such stock, the fair market value of a share of such stock shall be deemed to be equal to the mean of the closing sale prices reported for such stock on the principal such exchange or reporting system on each of the 5 trading days immediately preceding the date as of which such determination is made, provided that, if a closing sale price is reported for only one of such 5 trading days, the fair market value shall be the closing sale price on such trading day, or (ii) if on the date as of which such determination is made no such closing sales prices are reported, but quotations for the class of stock being valued are regularly listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or another comparable system, the fair market value of a share of such stock shall be deemed to be equal to the mean of the average of the closing bid and asked prices for such stock quoted on such system on each of the 5 trading days preceding the date as of which such determination is made, or, (iii) if no such quotations are available, the fair market value of a share of such stock shall be deemed to be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in such shares, as selected by the Board of Directors, for the trading date first preceding the date as of which such determination is made.


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                  5.02. Notwithstanding anything to the contrary contained
herein, with respect to any grants of options the Committee may determine the fair market value of a share of stock of the Company on the basis of such factors as it shall deem appropriate if it determines in good faith that the approach provided for in Section 9(a) does not properly reflect the fair market value of such stock.

6.00              SUCCESSIVE OPTIONS

                  Any option granted under this Plan to a Plan Participant may be exercisable at such Plan Participant's discretion while there is outstanding any other stock option previously granted to such Plan Participant, whether under this Plan or any other stock option plan of the Company.

7.00              PERIOD AND EXERCISE OF OPTION

                  7.01. Options granted under this Plan shall expire on the first to occur of the following dates whether or not exercisable on such dates:
(i) ten (10) years from the date the option is initially granted; (ii) six (6) months from the date a Plan Participant who is also an employee of the Company ceases employment due to permanent and total disability; (iii) the date of termination of employment of a Plan Participant who is also an employee of the Company for reasons other than retirement, permanent and total disability or death, unless the Board determines in its sole discretion that it would be in the best interest of the Company to extend any such option for a period not to exceed three (3) years; or (iv) three (3) months from the date a Plan Participant who is also an employee of the Company retires with permission of the Board.

                  7.02. Notwithstanding Section 7.01, any portion of any option which has not become exercisable pursuant to Section 7.03 prior to the death of a Plan Participant or the termination of employment of a Plan Participant who is also an employee of the Company shall expire on such Plan Participant's date of death or termination date, if termination is for reasons other than retirement or total and permanent disability.

                  7.03. Any option granted under this Plan shall be subject to such restrictions on exercise as the Board shall determine at the time of grant. Any such option may be exercised in whole or in part at the time it becomes exercisable or from time to time thereafter, until the expiration of the option.

8.00              PAYMENT FOR OPTIONED SHARES

                  When a person holding an option granted under this Plan exercises all or any portion of the option he shall pay the full option price for the shares covered by the exercise of that portion of his option upon such exercise. As soon as practicable, after the person notifies the Company of the exercise of his option and makes payment of the required option price, the Company shall issue such shares to the person.

9.00              RESTRICTIONS ON TRANSFER

                  9.01 No right or privilege of any person under the Plan shall be transferable or assignable, except to the person's personal representative in the event of the person's death, and except as provided in Section 9.02, options granted hereunder are exercisable only by a Plan Participant during his life.


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                  9.02 If a person dies holding outstanding options issued
pursuant to this Plan, his personal representative shall have the right to exercise such options which are then exercisable at the time of such person's death within one year of the death of the person.

10.00             RECLASSIFICATION, CONSOLIDATION OR MERGER

                  In the event of any change in the number of shares of the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or Compensation Committee, as applicable, shall adjust proportionally the number and kind of shares subject to this Plan, the number, kind, and Stock Option Price of shares then subject to unexercised options granted hereunder. Any such adjustment shall be made without a change in the aggregate purchase price of the shares of Stock subject to the unexercised portion of any option. In the event of any other change affecting any class of stock of the Company subject to stock awards or stock option grants made under the Plan or any distribution (other than normal cash dividends) to holders of such stock, such adjustments as may be deemed equitable by the Board or Compensation Committee, as applicable, including adjustments to avoid fractional shares, shall be made to give proper effect to such event.

11.00             DISSOLUTION OR LIQUIDATION

                  Upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or of the transfer of all or substantially all of the assets or shares of the Company to another person or entity (any such transaction being referred to hereinafter as a "Terminating Event"), this Plan and any stock award or stock option grant theretofore made hereunder ("Awards") shall terminate unless provision is made in writing in connection with such Terminating Event for the continuance of this Plan and for the assumption of Awards theretofore granted hereunder, or the substitution for such Awards of new awards issued by the successor corporation or, if applicable, the publicly trade entity that is the parent entity of the successor corporation, with such appropriate adjustments as may be determined or approved by the Board or the Compensation Committee, as applicable, or its successor, in which event this Plan and the Awards theretofore granted or substituted therefor shall continue in the manner and under the terms so provided.

         Upon the later of the vote of the Board or the vote of shareholders approving a Terminating Event in which provision is not made for the continuance of this Plan and for the assumption of Awards theretofore granted or the substitution for such Awards of new awards issued by the successor corporation or a parent or subsidiary thereof, each Plan Participant to whom an Award has been granted under this Plan (or such person's personal representative, estate or any person who acquired such Award from such person by bequest or inheritance) shall become entitled to exercise or surrender for cash, in whole or in part, his rights under any Award granted to him without regard to any restrictions that would otherwise apply. To the extent that a person, pursuant to this Section 11.00, becomes vested in or has a right to exercise any Award on account of a Terminating Event which he otherwise would not have had at that time, his vesting or right to exercise such Award shall be contingent upon the consummation of such Terminating Event.


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12.00             BINDING EFFECT

                  This Plan shall inure to the benefit of and be binding upon the Company and its employees, and their respective heirs, executors, administrators, successors and assigns.

13.00             ADOPTION OF PLAN

                  This Plan has been duly adopted by the Board of Directors of the Company on February 12, 2002.

14.00             TAX WITHHOLDING

                  The employer (whether the Company or a subsidiary) of a Plan Participant granted an Award under this Plan shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant, vesting or exercise of any Award, in order for the employer to obtain a tax deduction otherwise available as a consequence of such grant, vesting or exercise, as the case may be.

15.00             AMENDMENT

                  The Board of Directors at any time, and from time to time, may amend this Plan.

                  Except as provided in Sections 10.00 and 11.00 hereof, rights and obligations under any Awards granted before amendment of this Plan shall not be altered or impaired by amendment of this Plan, except with the consent of the person to whom the Award was granted.

16.00             NOTICES

                  Any notice to be given to the Company under the terms of this Plan shall be addressed to the Company's then current business address, and any notice given to a Plan Participant shall be addressed to the most recent address for such Plan Participant in the business records of the Company.

17.00             HEADINGS

                  Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf by its President and attested by its Secretary effective the day and year first above written.

                                        SEYCHELLE ENVIRONMENTAL
                                           TECHNOLOGIES, INC.



                                        By  /s/ CARL PALMER
                                           -------------------------------------
                                            Carl Palmer, President


ATTEST:



/s/ PAUL H. LUSBY
----------------------------------
Paul H. Lusby, Secretary                                      (SEAL)